WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Financial Date Schedule Submitted Under Item 601(a)(27) of Regulation S-B.

This schedule contains summary financial information extracted from People's Community Capital Corporation unaudited financial statements for the period ended June 30, 1997 and is qualified in its entirety by references to such financial statements.

Item Number    Item Description                                  Amount

9-03(1)        Cash and due from banks                           $  4,669
9-03(2)        Interest bearing deposits                                0
9-03(3)        Federal funds sold - purchased securities for sale       0
9-03(4)        Trading account assets                                   0
9-03(6)        Investment and mortgage backed securities held-
                   for-sale                                             0
9-03(6)        Investment and mortgage backed securities held-
                   to-maturity carrying value                           0
9-03(6)        Investment and mortgage backed securities held-
                   to-maturity - market value                           0
9-03(7)        Loans                                                    0
9-03(7)(2)     Allowance for losses                                     0
9-03(11)       Total assets                                       977,320
9-03(12)       Deposits                                                 0
9-03(13)       Short-term borrowings                              275,000
9-03(15)       Other liabilities                                  757,116
9-03(16)       Long-term debt                                           0
9-03(19)       Preferred stock - mandatory redemption                   0
9-03(20)       Preferred stock - no mandatory redemption                0
9-03(21)       Common stock                                           100
9-03(22)       Other shareholders' equity                         (54,796)
9-03(23)       Total liabilities and shareholders' equity         977,320
9-04(1)        Interest and fees on loans                               0
9-04(2)        Interest and dividends on investments                    0
9-04(4)        Other interest income                                    0
9-04(5)        Total interest income                                1,351
9-04(6)        Interest on deposits                                     0
9-04(9)        Total interest expense                              14,345
9-04(10)       Net interest income                                      0
9-04(11)       Provision for loan losses                                0
9-04(13)(h)    Investment securities gain/losses                        0
9-04(14)       Other expense                                      (74,896)
9-04(15)       Income/loss before income tax                            0
9-04(17)       Income/loss before extraordinary items                   0
9-04(18)       Extraordinary items, less tax                            0
9-04(19)       Cumulative change in accounting principles               0
9-04(20)       Net income or loss                                 (74,896)
9-04(21)       Earnings per share - primary                        (7,490)
9-04(21)       Earnings per share - fully diluted                  (7,490)
I.B.5.         Net yield - interest earning assets - actual             0
III.C.1.(a)    Loans on non-accrual                                     0
III.C.1.(b)    Accruing loans past due 90 days or more                  0
III.C.1.(c)    Troubled debt restructuring                              0
III.C.2.       Potential problem loans                                  0
IV.A.1         Allowance for loans losses - beginning of period         0
IV.A.2         Total chargeoffs                                         0
IV.A.3         Total recoveries                                         0
IV.A.4         Allowance for loans losses - end of period               0
IV.B.1         Loan loss allowance allocated to domestic loans          0
IV.B.2         Loan loss allowance allocated to foreign loans           0
IV.B.3         Loan loss allowance - unallocated                        0


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